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                                                                     Exhibit 4.7

NO. M-1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                      WARRANT TO PURCHASE 1,724,257 SHARES
                               OF COMMON STOCK OF
                              DECODE GENETICS, INC.
                           (VOID AFTER 26 MARCH, 2009)

       This certifies that Merck & Co., Inc. or its permitted assigns (the "Holder"), for value received, is entitled to purchase from deCODE genetics, Inc., a Delaware corporation (the "Company"), a maximum of 1,724,257 fully paid and nonassessable shares of the Company's Common Stock ("Common Stock") for cash at a price of $29.00 per share (the "Stock Purchase Price") at any time or from time to time up to and including 5:00 p.m. (Greenwich Mean Time) at the times and upon the terms described herein, upon delivery to the Company, FAO Corporate Counsel, at its principal office (or at such other location as the Company may advise the Holder in writing) of the Form of Subscription attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.

       This Warrant is subject to the following terms and conditions:

       1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. This Warrant shall be exercisable at the option of the Holder as to 344,851 shares for a period of 30 days commencing on the first, second, third, fourth and fifth anniversaries hereof (each an "Exercise Period."). Any portion of this Warrant that is not exercised during an applicable Exercise Period shall expire and be of no further force or effect. For purposes of illustration, this Warrant shall be exercisable as to 344,851 shares on the first anniversary hereof. The Warrant shall expire with respect to any portion of such 344,851 shares as to which the Warrant is not exercised within 30 days after such first anniversary. Following the exercise or expiration of any part of this Warrant, this Warrant shall represent a warrant for the purchase of the balance of the shares purchasable hereunder and no new warrant shall be issued for such balance in lieu of this Warrant. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which the executed Form of Subscription shall have been delivered and payment made for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

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       2.     SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company
covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under any securities laws with respect to such exercise except as otherwise required by an agreement between the Company and the Holder.

       3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

              3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

              3.2 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume the obligation to deliver to such

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Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

              3.3 CERTAIN EVENTS. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

              3.4    NOTICES OF CHANGE.

                     (a) Immediately upon any adjustment in the number or class or shares subject to this Warrant and of the Stock Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                     (b) The Company shall give written notice to the Holder at least 10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

                     (c) The Company shall also give written notice to the Holder at least 30 business days prior to the date on which an Organic Change shall take place.

       4. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

       5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

       6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

       7. TRANSFER. This Warrant may not be sold, assigned or otherwise transferred voluntarily by the Holder, other than to a successor of the Holder or an Affiliate (as defined in the License and Research

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Collaboration Agreement between Holder and deCODE genetics, ehf. dated 23
February 2004), without the consent of the Company. The Company shall register upon its books any permitted transfer of this Warrant, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder. Upon any such registration of a permitted transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

       8. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

       9. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be deemed to have been given when delivered personally or sent by facsimile or certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefore in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

       10. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the covenants and agreements of the Company shall inure to the benefit of the successors and permitted assigns of the Holder hereof, and the word "Holder" as used herein shall be deemed to include such successors and permitted assigns, provided that any transfer of this Warrant is made in accordance with the requirements hereof.

       11. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New Jersey.

       12. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

       13. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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       IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized this 25 day of February, 2004.


                                                     DECODE GENETICS, INC.
                                                     a Delaware corporation


                                                    By: /s/ Kari Stefansson
                                                        -------------------
                                                        Kari Stefansson
                                                        President and CEO

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                                    EXHIBIT A

                                SUBSCRIPTION FORM


                                                Date:


deCODE genetics, Inc.
Sturlugata 8
101 Reykjavik
Iceland


Attn:  Corporate Counsel


Ladies and Gentlemen:

       The undersigned hereby elects to exercise the warrant issued to it by deCODE genetics, Inc. (the "Company") and dated ______________, Warrant No. ______, (the "Warrant") and to purchase thereunder ___________ shares of the Common Stock of the Company (the "Shares") at a purchase price of ______________ per Share or an aggregate purchase price of $________________ (the "Purchase Price").

       Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also makes the representations set forth on the attached Exhibit B of the Warrant.

                                         Very truly yours,


                                         By:

                                         Title:

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                                    EXHIBIT B

                            INVESTMENT REPRESENTATION


THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO DECODE GENETICS, INC. ALONG WITH THE SUBSCRIPTION FORM BEFORE THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT DATED _______________ WILL BE ISSUED.

                                                Date:


deCODE genetics, Inc.


Attn:  President


Ladies and Gentlemen:

       The undersigned, __________________________ ("Purchaser"), intends to acquire up to __________ shares of the Common Stock (the "Common Stock") of deCODE genetics, Inc. (the "Company") from the Company pursuant to the exercise or conversion of a certain Warrant to purchase Common Stock held by Purchaser. The Common Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

       Purchaser is acquiring the Common Stock for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Common Stock in violation of the Securities Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law.

       Purchaser has been advised that the Common Stock has not been registered under the Securities Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter.

       Purchaser has been informed that under the Securities Act, the Common Stock must be held indefinitely unless it is registered under the Securities Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Common Stock. Purchaser further agrees that the Company may refuse to permit Purchaser to sell, transfer or dispose of the Common Stock (except as permitted under Rule
144) unless there is in effect a registration statement under the Securities Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required.

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       Purchaser also understands and agrees that there will be placed on the certificate(s) for the Common Stock, or any substitutions therefor, a legend stating in substance:

       "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. These shares have been acquired for investment and may not be sold or otherwise transferred in the absence of an effective registration statement for these shares under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required and that an applicable exemption is available."

       Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Common Stock with Purchaser's counsel.

                                         Very truly yours,


                                         By:

                                         Title:

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